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      [LETTERHEAD OF JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL & BURNS, P.A.
                       ATTORNEYS AND COUNSELLORS AT LAW]

                               October 12, 2001

EarthFirst Technologies, Incorporated
601 South Fremont Avenue
Tampa, FL 33606

Dear Sirs:

     You have requested an opinion with respect to certain matters in connection with the filing by EarthFirst Technologies, Incorporated, a Florida corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of up to 31,700,000 shares of the Company's Common Stock, par value $0.0001 per share (the "Shares").

     The Shares to be covered by the Form S-8 include the following Shares and options:

     1.   9,000,000 Shares pursuant to the Company's Equity Incentive Plan.

     2.   20,000,000 Shares pursuant to the Company's 2001 Equity Incentive
          Plan.

     3.   2,200,000 Shares underlying stock options issued to employees.

     4.   500,000 Shares issued to employees.

     In connection with this opinion, we have examined and relied upon the Company's Amended Articles of Incorporation and Bylaws, the Minutes of the Meetings of the Board of Directors of the Company as well as the originals and copies, certified to my satisfaction, of such records, documents, certificates, memoranda and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion contained herein. We have assumed the genuineness and authenticity of all documents submitted as originals, the conformity to the originals of all documents submitted to me as copies thereof and the due execution, delivery or filing of documents, where such execution, delivery or filing are a prerequisite to the effectiveness thereof.

     For the purposes of this opinion we have relied upon the representations of the Company that it is current in its filings and that the filings are true and accurate representations of the state of the Company when the documents were filed.

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      [LETTERHEAD OF JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL & BURNS, P.A.
                       ATTORNEYS AND COUNSELLORS AT LAW]

EarthFirst Technologies, Inc.
October 12 2001
Page 2

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related plans and agreements, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

          We hereby consent to the reference to our Firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the general rules and regulations thereunder.

                                   Very truly yours,

                                   JOHNSON, BLAKELY, POPE, BOKOR,
                                   RUPPEL & BURNS, P.A.



                                        /s/  Michael Cronin
                                   ---------------------------------------------
                                        Michael Cronin